SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):

                               September 23, 2002

                               Aphton Corporation
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             (Exact name of registrant as specified in its charter)



      Delaware                     0-19122                      95-3640931
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   (State or Other         (Commission File Number)         (I.R.S. Employer
   Jurisdiction of                                        Identification Number)
    Incorporation)

              80 SW Eighth Street, Suite 2160, Miami, Florida 33130
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               (Address of principal executive offices) (zip code)

                                 (305) 374-7338
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On September 23, 2002, Aphton Corporation (the "Company") announced that the Food and Drug Administration (the "FDA") has reviewed the Company's request for Fast Track designation for its G17DT (anti-gastrin) immunogen under its Investigational New Drug Application to treat pancreatic cancer patients together with the chemotherapy gemcitabine and concluded that it meets the criteria for Fast Track designation. The Company announced on August 19, 2002, that it had filed an application with the FDA for this designation.

     Fast Track is a formal mechanism to interact with the FDA using approaches that are available to all applicants for marketing claims. The benefits of Fast Track include scheduled meetings to seek FDA input into development plans, the option of submitting a New Drug Application in sections rather than all components simultaneously, and the option of requesting evaluation of studies using surrogate endpoints. The Fast Track designation is intended for the combination of a product and a claim that addresses an unmet medical need, but is independent of the FDA's priority review and accelerated approval mechanisms.


ITEM 7.   EXHIBITS.

          (c)  Exhibits.

               99.1      Text of Press  Release of the Company  dated  September
                         23, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        APHTON CORPORATION
                                        (Registrant)

                                        By:    /s/ Frederick W. Jacobs
                                           -------------------------------------
                                           Name:   Frederick W. Jacobs
                                           Title:  Vice President, Chief
                                                   Financial Officer, Treasurer
                                                   and Chief Accounting Officer

Dated: September 23, 2002

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